Exhibit 21.1
SUBSIDIARIES OF MATIV HOLDINGS, INC.

The subsidiaries of the Company at December 31, 2023 were as follows:
Name	Jurisdiction of Incorporation or Organization	Percentage of Voting Power
Schweitzer-Mauduit Canada, BCULC.	British Columbia (Canada)	100%
DelStar Technologies (Shanghai) Trading Corp. Ltd.	People’s Republic of China	100%
DelStar Technologies (Suzhou) Co. Ltd.	People’s Republic of China	100%
Schweitzer-Mauduit Spain, S.L.	Spain	100%
Coretec Tubing, Inc.	Delaware	100%
DelStar Technologies, Inc.	Delaware	100%
Trient, LLC	Delaware	100%
Schweitzer-Mauduit Holding S.A.S.	France	100%
Papeteries de Malaucène S.A.S	France	100%
Malaucène Industries S.N.C.	France	100%
Groupe Scapa France S.A.S.	France	100%
SWM Europe S.a.R.L.	Luxembourg	100%
SWM HoldCo 1 S.à.R.L.	Luxembourg	100%
SWM HoldCo 2 S.à.R.L.	Luxembourg	100%
SWM HoldCo 3 S.A.	Luxembourg	100%
SWM Luxembourg S.à.R.L.	Luxembourg	100%
Mativ Holdco Luxembourg S.à.R.L.	Luxembourg	100%
PDM Philippines Industries, Inc.	Philippines	100%
Mativ Poland Sp. zo.o.	Poland	100%
DelStar International, Limited	United Kingdom	100%
SWM-Argotec, LLC	Delaware	100%
Argotec LLC	Delaware	100%
Argotec Asia Pacific Limited	Singapore	100%
Argotec Deutschland GmbH	Germany	100%
Conwed Plastics B.V.	Belgium	100%
SWM AMS, LLC	Delaware	100%
Scapa North America, Inc.	Delaware	100%
Scapa Tapes North America (Carlstadt), Inc.	New Jersey	100%
Scapa Tapes North America, LLC	Connecticut	100%
EuroMed, Inc.	Delaware	100%
BioMed Laboratories LLC	Texas	100%
SWM Holdings No. 1, Inc.	Delaware	100%
SWM Asia Holdings Limited	Hong Kong, China	100%
AMS Holdco 1 Ltd.	United Kingdom	100%
AMS Holdco 2 Ltd.	United Kingdom	100%
Scapa Group Ltd.	United Kingdom	100%
First Water Ltd.	United Kingdom	100%
Scapa Blackburn Ltd.	United Kingdom	100%
First Water Ramsbury Ltd.	United Kingdom	100%

Scapa Healthcare Ltd.	United Kingdom	100%
Systagenix Wound Management Manufacturing Ltd.	United Kingdom	100%
Crawford Manufacturing Ltd.	United Kingdom	100%
Scapa Denver (North) Ltd.	United Kingdom	100%
HiMedica Ltd.	United Kingdom	100%
Porritts & Spencer Ltd.	United Kingdom	100%
Scapa (No. 2) Ltd.	United Kingdom	100%
Scapa General Partner Ltd.	United Kingdom	100%
Scapa UK Ltd.	United Kingdom	100%
Scapa Pension Trustees Ltd.	United Kingdom	100%
Scapa Scottish Limited Partnership	United Kingdom	100%
Scapa Tapes North America, BCULC	British Columbia (Canada)	100%
Scapa Italia SpA	Italy	100%
Scapa Group Holdings GmbH	Austria	100%
Scapa Holdings GmbH	Germany	100%
Scapa Deutschland GmbH	Germany	100%
Scapa HK Holdings Limited	Hong Kong, China	100%
Scapa Hong Kong Limited	Hong Kong, China	100%
Scapa Tapes Malaysia Sdn Bhd	Malaysia	100%
Scapa (Shanghai) International Trading Co. Ltd.	People’s Republic of China	100%
Scapa Tapes India Private Limited	India	100%
Scapa Brasil Ltda.	Brazil	100%
Mativ Receivables LLC	Delaware	100%
Neenah, Inc.	Delaware	100%
NPCC Holding Company, LLC	Delaware	100%
Neenah Paper Company of Canada	Nova Scotia	100%
Neenah Paper International Holding Company, LLC	Delaware	100%
Neenah Paper Michigan, Inc.	Delaware	100%
Neenah and Menasha Water Power Company	Wisconsin	80%
Neenah Paper International, LLC	Delaware	100%
Neenah Gessner GmbH	Germany	100%
Neenah Germany GmbH	Germany	100%
Neenah Services GmbH&Co. KG	Germany	100%
Leiss GMBH Co. KG	Germany	55%
Neenah Gessner Unterstützungskasse GmbH	Germany	100%
Neenah Gessner Grundstücksverwaltungsgesellschaft mbH & Co. KG	Germany	100%
Neenah Paper FVC, LLC	Delaware	100%
Neenah Paper FR, LLC	Delaware	100%
Neenah Filtration, LLC	Delaware	100%
Neenah Technical Materials, Inc.	Massachusetts	100%
Neenah Filtration Appleton, LLC	Delaware	100%
Neenah FMK Holdings, LLC	Delaware	100%
ASP FiberMark, LLC	Delaware	100%
Neenah Northeast, LLC	Delaware	100%
Neenah International UK Limited	United Kingdom	100%
Neenah Red Bridge International Limited	United Kingdom	100%

Neenah Global Holdings BV	Netherlands	100%
Neenah Coldenhove Holding BV	Netherlands	100%
Neenah Coldenhove BV	Netherlands	100%
Coldenhove Know How BV	Netherlands	100%
Neenah Hong Kong Limited	Hong Kong	100%
Neenah GRL Holdings, LLC	Delaware	100%
Neenah Spain Holdings, SLU	Spain	100%
Global Release Liners, SLU	Spain	100%
Industrias de Transformación de Andoain, SAU	Spain	100%
Itasa Americas, SA de CV	Mexico	100%
Itasa Asia SDN BHD	Malaysia	100%